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                                                                   Exhibit 23.3

                          [UNITY MARKETING LETTERHEAD]


                             DISCLOSURE CONSENT FORM

      Unity Marketing has prepared various market and industry research reports and conducted various studies for The Yankee Candle Company, Inc. (the "Company"). To the extent required, Unity Marketing hereby grants the Company permission to use and reference all such studies and related materials in connection with its Annual Reports on Form 10-K and/or any other public disclosure documents, securities filings or other such documents that the Company is required or permitted to file from time to time with the U.S. Securities and Exchange Commission and similar agencies.

                                          UNITY MARKETING


                                           /s/ Pamela J. Danziger
                                          ------------------------
                                          Pamela J. Danziger
                                          President and CEO


Dated:  February 15, 2002